Exhibit 10.26

*CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THE COMPANY CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

PRIVATE AND CONFIDENTIAL

Date: 26 May 2023

Ref. No.: ECOM/22052023/81028

ATG BUSINESS SOLUTIONS PRIVATE LIMITED

B2,3, Building, 7th, Prestige Technostar,

Doddanakundi Industrial Area,

Doddanakundi village,

Bengaluru (Bangalore) Rural,

Karnataka, 560048

Kind attn: Mr.P.A. Sudhir (Director)

Dear Sir,

Re: Banking Facilities

We, Kotak Mahindra Bank Ltd., 22, Ground Floor, ING Vysya House, M.G.Road. Bangalore - 560001 Karnataka. India (herein after referred to as “the Bank”) refer to our earlier sanction letter no.-Ref. No.: ECOMM/04102022/79271 dated October 18, 2022 conveying our sanction for the facilities to ATG BUSINESS SOLUTIONS PRIVATE LIMITED (hereinafter referred to as “the Borrower” ). In continuation and amendment to the above, we inform you that facility/ies mentioned in the Annexures have been sanctioned/ enhanced/ renewed/ reviewed/ modified/ cancelled. The facility/ies is/are subject to the terms and conditions contained in the respective Facility Agreement/s executed by you together with the Schedules contained thereunder and all other Transaction Documents (as defined in the aforesaid respective Facility Agreement/s and those that the Bank may from time to time stipulate and not limited to those mentioned in Annexures hereto).

The Forward Contract/ Derivative facility are subject to the terms of the respective documents that have been / would be executed for the derivative/forward contract facility and other conditions/documents that the Bank may from time to time stipulate and not limited to those mentioned in Annexures hereto.

Specific terms and conditions in addition to the terms and conditions of the Facility Agreement and the Security Agreement, applicable for the individual facility/ies are detailed in the Annexures to this letter.

All other terms and conditions of the facilities (including security) as stipulated vide our earlier sanction letter no. Ref. No.: ECOMM/04102022/79271 dated October 18, 2022 as also all the facility and security documents executed by and between the Borrower and the Bank from time to time and interalia the Guarantee(s) so executed earlier shall remain valid, effective, binding and subsisting during the tenor of these facilities.

This letter and the Annexures hereunder are intended for your guidance and information. Any legal relationship will be evidenced by documentation, which will be prepared following your acceptance of the offer. Please note that at such time the contents of this letter shall form an integral part and shall be read in conjunction with the Facility and Security documentation. The sanction of forward contracts/derivative facility by the Bank is in no way an assurance by the Bank to enter into forward contracts/derivative transactions with the Borrower.

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ATG BUSINESS SOLUTIONS PRIVATE LIMITED

Kotak Mahindra Bank Limited
CIN L65110MH1985PLC038137	www.kotak.com	Registered Office:
No.22,5 th Floor,		27BKC, C 27, G Block,
M.G.Road,		Bandra Kurla Complex,
Bangalore – 560 001		Bandra (E), Mumbai 400 051
India.		India

In confirmation of your agreement to be bound by the conditions stipulated herein please return the duplicate copy of this letter duly signed by the authorised signatories of the Borrower to the Bank’s Credit Administration, at 22, Ground Floor, ING Vysya House, M.G.Road. Bangalore - 560001 Karnataka. India within 7 days from the date of this letter, after which this offer will lapse.

We assure you of our best services at all times.

Yours faithfully,

For Kotak Mahindra Bank Limited,

Authorised Signatory	Authorised Signatory
Name : Rakshit Batra	Name: Poornima S
Designation : Vice President	Designation : Associate Vice President
E-Commerce	Wholesale Integrated Service Excellence Group
Email: [***]	Email: [***]
Phone: [***]	Phone: [***]

I/We hereby acknowledge receipt of your sanction letter no. Ref. No. ECOM/22052023/81028 and Annexures dated 26 May 2023 of which this is a copy.

We accept and agree to be bound by the terms and conditions contained therein.

For and on behalf of ATG BUSINESS SOLUTIONS PRIVATE LIMITED,

/s/ Sudhir Appukuttan Panikassery

Authorized Signatory

Place: Bengaluru

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ATG BUSINESS SOLUTIONS PRIVATE LIMITED

ANNEXURE – I

TERMS OF SANCTION

(Rs. in Crores)
S.no.	Facilities	Margin	Earlier Risk Limit	Revised Risk Limit	Status	Max Tenor/ Usance	R/ NR	S/ US	Validity
1	Working Capital limit	[***]
1.1	Cash Credit
A. Total Funded
2	Treasury VaR
2.1	MTM limit
C. Total Treasury
Total Risk Limit

•	R/ NR = Revolving or Non-Revolving

•	S/ U = Secured or Unsecured

Facility 1.1

Facility	Cash Credit (CC)

Limit	Rs.32,00,00,000/- (Rupees Thirty Two crores only)

Purpose	Working Capital

Tenor	Repayable on demand (limit to be zeroised on quarterly basis)

Rate of Interest	As specified under Other Terms and Conditions.

Security	Please refer Other Terms and Conditions.

Drawing Power (DP)	The drawings in the account will be allowed within the limit or the Drawing Power (DP), whichever is less. DP will be computed on the basis of monthly book debts statements as per the method detailed in Other Terms and Conditions.

Facility 2.1

Facility	Forward Contracts

Purpose	To Hedge foreign currency exposure

Tenor	Maximum 180 days

MTM Threshold limit	Rs.2,00,00,000 Crores (Rupees Two crores only)

Transactional Documents	In accordance with extant FEMA / RBI / FEDAI guidelines and as specified by the Bank

Transaction charges	Transaction charges as informed by the Bank shall be paid.

Negative MTM	a) The exposure may be Marked-to-Market (MTM) on a daily basis. Bank shall be the calculation agent for MTM amount.

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ATG BUSINESS SOLUTIONS PRIVATE LIMITED

b) Negative MTM” shall mean such amounts as would be payable by the Borrower to the Bank if all the transactions of the Borrower are terminated as on a given day without considering the amounts payable by the Bank to the Borrower.

c) MTM Threshold” shall mean such percentage of the MTM Limit as determined by the Bank in its sole discretion, upon breach of which, the Borrower shall provide such collateral (“Top-up margin”) as required and determined by the Bank and the Bank shall have the right to take such actions as it deems fit.

(d) MTM Threshold shall be 100% of MTM Limit or such percentage as may be intimated by the Bank to the borrower from time to time.

e) Top-up Margin will be demanded by the Bank when the Negative MTM (net of any margin already placed by the borrower) breaches the MTM Threshold

f) The Borrower is required to deposit the required Top-up Margin as mentioned hereinabove, with the Bank by way of INR cash within 2 working days from date of notice by the Bank in this regard, or in such other manner as may be acceptable to the Bank in its sole discretion.

g) The Top-up margin amount to be deposited by the Borrower shall be notified by the Bank and shall be such that the Negative MTM position net of cumulative top-up margin is brought down to within 80% of the stipulated MTM Limit.

h) The Borrower expressly agrees and acknowledges that the MTM losses under the contracts may exceed the limits set for booking the contract on account of various factors including but not limited to exchange rates or market rates. Accordingly the dues under the contract may exceed such limits. The Borrower undertakes to honour all its payment obligations in terms of the contract and this Sanction Letter.

i) The Borrower agrees that, if the Negative MTM breaches the MTM Threshold, the borrower will not be able to book further Fx/Derivative contracts, until the Negative MTM is brought within the MTM threshold.

j) Apart from the obligations of the Borrower to provide cash margin in terms hereof the Bank reserves the right to take necessary action to bring the MTM within the required level.

Covenants/ Conditions	The Borrower undertakes to execute/procure security provider to execute relevant documents, as may be required by the Bank in connection with the collateral / margin to be provided.

Any amount due in terms of the facility (including margin money) will constitute a debt repayable by the Borrower to the Bank. Any failure to pay/repay will attract charges at the default rate specified by the Bank till the time of payment/repayment.

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ATG BUSINESS SOLUTIONS PRIVATE LIMITED

Other Terms and Conditions
Validity of Sanction

•  The facility/ies so sanctioned by the Bank to the Borrower shall at all times be available at the sole discretion of the Bank.

•  The facility/ies is/are valid upto the dates mentioned in the facilities table and shall be due for review/ renewal at the end of the validity period, subject to review at periodical intervals wherein the facility/ies maybe continued / cancelled / reduced depending upon the conduct and utilisation of the facility/ies.

•  The Borrower shall submit data for review (as required by the Bank) by one month before expiry of validity period.

Rate of Interest/ Commission/ Discounting	Credit facility	Rate of interest / discount	Applicable REPO Period

Rupee denominated:
	Cash Credit	[***]	6M

ON=Overnight; M=Month; Y-Year

Interest is chargeable on monthly basis. On Bills/Invoice/Cheque discounting/Factoring, etc., facilities, the discount for the tenor is payable upfront by deduction from finance proceeds and balance is disbursed to borrower.

In respect of Rupee credit, the interest shall be computed based on 365 days per annum.

MCLR Reset Date	First Reset Date: Interest rate on all the loans will be reset on the 16th day of the relevant calendar month/s bucket with respect to the Applicable MCLR of the Bank, excluding the month of disbursement.

Subsequent Reset Date /s: will be the date which is immediately succeeding to the date on which relevant calendar month/s bucket with respect to the Applicable MCLR are completed from the earlier Reset Date.

Applicable MCLR prevailing on the Reset Date + Spread shall be the Rate of Interest for that Facility until next Reset Date.

To illustrate: For a disbursement made on June 12, 2020 (in case of K-MCLR 6M) first reset date will be December 16th, 2020 and the subsequent Reset date will be on June 16th, 2021. (in the similar way the Reset Dates for K- MCLR ( O/N,1M, 3M,1Y,2Y,3Y) shall be calculated / interpreted)

ROI covenants	The Bank shall be entitled to vary / change the rate of interest (including any change as may be directed by Reserve Bank of India and / or any other regulatory / statutory body) from time to time or method of computation of such rate of interest or to charge an additional or penal rate and send to the Borrower an intimation in that regard. Upon intimation of such change / variation in the interest rates Borrower shall be deemed to have consented to such change / variation. The Borrower agrees / undertakes to pay interest at the rates as may be revised from time to time. Such further letter(s) issued by the Bank modifying the facility/ies shall be considered to be a part of this Sanction Letter and any reference to the Sanction Letter shall be deemed to be a reference to such further letter(s) also.

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ATG BUSINESS SOLUTIONS PRIVATE LIMITED

Interest rates that are / may be communicated by the Bank to the Borrower from time to time, are also based on the credit rating of the Borrower assessed by the external credit rating companies formed under the Credit Information Companies (Regulation) Act and also on the credit rating assessed by the Bank. Notwithstanding the rates specified above, in the event of any downgrading / downward revision in the credit rating / risk profile of the Borrower, or increase in regulatory provisioning norms/risk weightage, the Bank shall be entitled to vary / reset the interest rate upwards by increasing credit risk premium included in the interest rate and send a communication to the Borrower to that effect. Borrower agrees to pay interest at such rate.

The interest rate as specified herein shall prevail over that specified in the Master Facility Agreement/ Loan Agreement, etc. and shall be read and understood accordingly, wherever appearing.

Inspection /Audit

•   The Bank reserves the right to undertake inspection of the book debts, offices, mortgaged properties, any other securities by appointing an external agency or by its own personnel at a 24 hour notice.

• Book debts audit may be undertaken at annual frequency.

• Cost of audit and inspection shall be borne by the Borrower.

Insurance

•   All the assets of the Borrower and/ or third party charged/ to be charged to the Bank shall be kept fully insured at all times against all risks (comprehensive risks policy). In the event of non-compliance or under-insurance, the Bank reserves the right to take up insurance policy in its own name by debit to the borrower’s account/s with the Bank.

• Copy of insurance policy/ cover note with endorsement solely in favour of the Bank to be lodged with the Bank to be lodged with the Bank within 30 days from credit disbursement / policy renewal.

• Insurance cost to be borne by the Borrower.

• Any funds received by the Bank from Insurance Company against insurance policies assigned in favour of bank, shall be first utilized towards overdue recovery if any.

Stock and book debts statement	The Borrower shall submit monthly statement of book debts in the prescribed format (as attached) on or before 15th of the succeeding month. The statement shall include the following details:

•   Value of book debts as at the end of the month indicating ageing of receivables (outstanding upto 90 days, 90 to 120 days, outstanding for more than 120 days) with break-up of receivables from group companies, book debts assigned or discounted.

•   Previous month’s sales.

•   DP statement should specifically mention amount of receivables from Group Co in total debtors and the same to be excluded for DP calculation

Drawing Power (DP) Computation (Applicable for CC Facility)

A) Margin on Book Debts

[***] on receivables of up to 90 days

B) DP Computation

B 1) DP for CC

DP shall be calculated by taking margin as specified above, on book debts (excluding book debts of group companies, book debts > 90 days, book debt assigned/ discounted) and reducing the following:

(a)   Guarantees executed by the Bank in lieu of advance payment for purchase of raw materials;

(b)   Goods received under unpaid usance LCs/ Buyers Credit

(c)   Stocks purchased under Purchase Bill Discounting

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ATG BUSINESS SOLUTIONS PRIVATE LIMITED

(d) Outstanding under EPC/ PCFC on confirmed order basis

(e) Advance received against firm export orders financed by the Bank under Running Account facility.

Security	For Hypothecation: (for Facility 1.1) • First and exclusive hypothecation charge on all existing and future current assets of the Borrower

Corporate Guarantee: (for Facility 1.1 and 2.1)

• Corporate guarantee of Aeries Technology Group Business Accelerators Pvt Ltd, Board Resolution of the Corporate Guarantor for giving the guarantee.

• Confirmation from the Guarantor/security provider that the issuance of the Guarantee complies with the provisions of Section 185 and other applicable provisions of the Companies Act, 2013.

Other Security related conditions

•   The Borrower shall obtain all such permissions and approvals as may be required under any law for the time being in force or pursuant to any provisions of any agreement and/or documents for the purpose of creation of security as mentioned hereinabove.

• RoC/CERSAI search report for existing charges shall be conducted prior to security creation /disbursement. Search Report to be found satisfactory and acceptable to the Bank.

• Relevant charges shall be registered with CERSAI / ROC or any other authorities within regulatory time limit.

• Mortgages shall be subject to legal audit through legal counsel of the Bank once in 3 years, at the cost of borrower.

Covenants/ Conditions

•   The working capital facility/ies granted by the Bank and other banks (if any), both secured and unsecured, shall be within the overall working capital requirements of Rs.32.00 crs assessed by the Bank.

•   The Borrower agrees, declares and confirms that the facilities so sanctioned by the Bank shall be utilized solely for the purpose for which the facilities are sanctioned and shall not be deployed either directly or indirectly by the Borrower for any investment in any Stock Exchange and/ or in the capital market or for investments in subsidiaries, acquisition or real estate

•   The Borrower to get the Bank’s facility rated from an approved Credit Rating Agency. A copy of the rating letter issued by the Credit Rating Agency to the Borrower to be submitted to the Bank alongwith a covering letter indicating that the rating is accepted by the Borrower. The rating letter to be submitted within 90 days from acceptance of the Bank’s sanction letter. Bank reserves the right to charge penal interest at 2% p.a. on committed limits for delay or default in obtaining external rating.

• The Credit facilities of the borrower shall be subject to review in the event of down grade of internal/external rating of the borrower.

•  Borrower shall provide Unhedged Foreign Currency Exposure (UFCE) Certificate on a quarterly basis from the authorised signatory of the Borrower and a certificate from the statutory auditors of the Borrower on a yearly basis, in line with RBI Guidelines. Bank reserves the right to charge penal interest for delay/non-submission of UFCE declaration/certification at rates specified under penalty clauses. Borrower agrees that any intimation given by the Bank with respect to the amounts payable towards penalty shall be final and conclusive without production of any proof. Nothing in this clause will prevent the Bank from exercising the rights and remedies available to it under the facility agreements.

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ATG BUSINESS SOLUTIONS PRIVATE LIMITED

•   The Borrower to submit a certificate (signed by authorised signatory(ies)) certifying that the borrowed funds have been used for the purpose for which these were availed, atleast once every year in line with RBI Guidelines. The Bank reserves the right to seek a specific certification from the Borrowers’ auditors regarding end use of funds disbursed to the Borrower. The Bank would award a separate mandate to the auditors for the purpose.

•   The borrower hereby undertakes that the borrower’s projects / plants / operating unit and activities shall be compliant with Social and Environmental Regulations. In this regard, the Bank reserves the right to undertake safety/environmental audit at the cost of borrower.

• In case of any fraud / suspected fraud on the part of the borrower, the Bank shall have right to undertake forensic audit at the cost of borrower.

•   In due discharge of the liabilities undertaken in terms of the entire facility/ies the Borrower shall provide to the Bank 1 undated cheque of Rs.32 Crs super- scribed in the format “Not exceeding Rs.         /-” (for CC limit); à not to be obtained if already held on record) and 1 undated cheque of Rs.2 crs super- scribed in the format “Not exceeding Rs.         /-” (For Forex forwards MTM limit)

• The Borrower to take prior permission of the Bank at the time of raising any further loans/ availing any facility/ies from any other bank or Financial Institution

• The Borrower to obtain prior permission from the Bank before raising any further loans/ availing any facility/ies against the assets offered as security for facility/ies of the Bank.

• Reduction/ change in promoter shareholding/ change in promoter directorship resulting in change in management control shall be undertaken with prior permission of the Bank.

• The Borrower shall not open any new current account with any other Bank, without prior approval from the Bank.

•   The borrower shall keep the Bank informed of any circumstances adversely affecting the operations or financial position of the borrower or of their group / associate concerns or subsidiaries in which the borrower has invested, including but not limited to litigation & disputed with Government / Regulatory bodies or any action taken by creditors legally or otherwise.

•   In case of delay or default in repayment of any of the facility/ies availed by the Borrower from the Bank or any other bank or financial institution, the Borrower shall not allow any payout by way of Salary to directors or by way of interest to other subordinated lenders or by way of dividend to shareholders.

• The Borrower to route their entire banking business including deposits, foreign exchange business and bill business only with the Bank.

•   The Bank shall have the first right of refusal for entry into the Working Capital Banking Arrangement of the Borrower for its incremental working capital needs arising out of the expansion / modernization/ diversification program.

•   Bank reserves the right to charge penal interest at 2% p.a. for non-compliance with key financial covenants or other covenants. This is apart from any actions necessitated due to triggering of any events of default.

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ATG BUSINESS SOLUTIONS PRIVATE LIMITED

•   Reduction/ change in promoter shareholding/ change in promoter directorship resulting in change in management control shall be undertaken with prior permission of the Bank. Pledge of shares by promoters which may potentially change management control (if pledge is enforced) shall be undertaken with prior approval of the Bank. For the above purpose, transfer of shares includes formation of a Trust which becomes the beneficiary of promoters’ shareholding.

•   The Borrower shall not advance or give any loans to or guarantees / letters of comfort on behalf of any other borrower or group companies and promoters, or endorse or in any manner become directly or contingently liable for or in connection with obligations of any person/s, without prior written approval of the Bank.

• The borrower shall not sell/dispose its undertaking / fixed assets without prior written approval of the Bank.

• Customer to request CIBIL for required rectification in CIBIL and rectified CI- BIL without any SMA reporting to be on records within 60 days of TS issuance

Other Covenants	• EBITDA margin of ATG Business Solutions Pvt Ltd to be minimum of [***]

•   Promoter Vaibhav Rao loan of Rs.6.00 crs, loan from Aeries Technology Group Business Accelerators Pvt Ltd of Rs.6.90 crs infused in ATGBS to be sub-ordinated to Bank debt. The lender of the loan i.e. Aeries Technology Group Business Accelerators Pvt Ltd & the promoter Vaibhav Rao to provide a letter of subordination for the said loans.

• TOL/ATNW of ATGBS not to exceed 3x at any time during the tenure of limits with KMBL

•   Prior intimation and approval of KMBL to be availed in the event Venu Raman Kumar & family and PA Sudhir (individually/jointly) dilutes shareholding (directly/ indirectly) below 51% in ATG Business Solutions Pvt. Ltd and cedes to have effective management control and ownership in ATG Business Solutions Pvt Ltd

• The company to provide with details of the final company structure and seek bank’s prior approval at the time of merger

• Prior intimation and approval of KMBL in the event Venu Raman Kumar, PA Sudhir and Vaibhav Rao wish to step down from the Board of Directors of the company

• CC limit to be zeroised on quarterly basis

General terms and conditions

•   Stamp duty in respect of the documents executed shall be payable by the Borrower alone. All taxes/ charges / fees / expenses, documents execution related charges and expenses, ROC/CERSAI charge registration charges, legal audit cost, encumbrance certificate cost, and any other amounts payable under the facility/ies by the Borrower to the Bank either under the Facility or Security Documents shall also be borne and paid by the Borrower and the Bank shall be entitled to debit the account of the Borrower for such amounts.

•   The Facilities granted by the Bank are unilaterally cancellable by the Bank. The unutilized portion may be cancelled by the Bank without prior intimation to the borrower. The outstanding balance (utilized portion) may be recalled with reasonable notice as decided by the Bank.

•   If the borrower is in default with the Bank or any other lender/s, the borrower may be subjected to formulation & implementation of Resolution Plan (RP) by the Bank singly or jointly with other lenders, as required by RBI’s framework on resolution of stressed assets.

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ATG BUSINESS SOLUTIONS PRIVATE LIMITED

•   The borrower hereby unconditionally agrees that in case of default to the Bank, the Bank may exercise the right to covert debt into equity capital of the borrower company, and undertakes that the borrower shall comply with necessary regulatory requirements for such conversion of debt to equity.

•   The Borrower hereby agrees, declares and confirms that; none of their directors/ partners or their relatives as defined under the companies Act 2013 are directors or related to the directors in any banking company and shall ensure at all times that no person shall be inducted as a director or shall allow any person to continue as a director in the board of the Borrower whose name appears in the list of wilful Defaulters; at all times have the requisite statutory approvals for the Business and shall Inform about the events which may substantially affect the business and remedial steps taken to mitigate the risks; notwithstanding the individual facility limits the Bank shall have the power from time to time to change the individual facility limits or for interchanging within the individual facility limits granted/ to be granted or for granting the additional facility limits within the aggregate secured limits and the securities / additional securities furnished by the Borrower from time to time shall secure the aggregate secured facilities granted / to be granted by the Bank from time to time; the Bank reserves the right at any point of time, to revoke or cancel the Facility/ies sanctioned and/or vary, alter, modify or rescind, amend or change any one or more of the terms & conditions of the Facility/ies, at the Bank’s discretion, with such notice as the Bank may deem reasonable & without assigning any reasons.

•   The borrower’s business activities and the operations and conduct of the credit facilities shall be subject to compliance with applicable laws & regulations including RBI stipulations, FEMA Regulations, Foreign Trade Regulations, Anti Money Laundering Regulations including FATF etc.

•   In order to comply with the directions issued by Reserve Bank of India it is agreed between the parties that notwithstanding anything contrary contained either in the Facility / Security Agreements or their schedules or any other letter, agreement with respect to the rate of interest, its calculation/ methodology of computation and all the terms relating to the rate of interest, the rate of interest computation methodology mentioned in the Sanction Letter shall apply and such terms shall prevail over the interest rate clauses wherever they are mentioned in the Facility / Security Agreements or any other letter, agreement without any further act or deed between the Parties. Accordingly wherever Prime Lending Rate / Bench mark Rate / Base Rate / Reference Rate is mentioned the same be substituted and be read and understood as Applicable MCLR herein specified.

•   The Borrower understands and hereby gives specific consent to the Bank/ for disclosing / submitting the financial information as defined in Section 3 (3) of Insolvency and Bankruptcy Code (IBC) read with relevant Rules & Regulations framed under IBC, in respect of the Credit/ Financial facilities availed from the Bank, from time to time, to any ‘Information Utility’ (IU) as defined in Section 3(21) of IBC, in accordance with the relevant Regulations framed under the IBC and directions issued by Reserve Bank of India to the banks from time to time. The borrower hereby specifically agrees to promptly authenticate and shall ensure its Guarantors / Security Providers promptly authenticate, the financial information submitted by the Bank, as and when requested by the concerned Information Utility.

Further, the borrower hereby gives specific consent to the Bank for bearing the requisite charges levied by the information utility towards submission of information to it, and hereby authorizes the bank to recover the charges from the accounts with the Bank.

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ATG BUSINESS SOLUTIONS PRIVATE LIMITED

•   Any change in nationality of borrower / guarantors / directors / partners shall be with prior approval of the Bank; In case such person/s lose the citizenship of India, the fact shall be immediately informed in writing to the Bank.

• In case the scheduled payment date of any installment / interest falls on a non-working day, such interest / installment shall be paid on the preceding working day.

•   The borrower hereby confirms, represents & undertakes that the borrower is not a Specially Designated National (SDN) and/or otherwise sanctioned under the sanctions (and related laws) promulgated by the Office of Foreign Assets Control’s (OFAC), USA, India or by Reserve Bank of India or any other regulatory authority), United Nations, European Union, and/or any other country (say, Sanctions). Further, the borrower undertakes that transactions shall not be undertaken where any other person/entity to which the sanctions apply would be directly or indirectly benefited. The borrower hereby agrees to indemnify and hold harmless the Bank and each of its officers, directors, employees, agents, attorneys, to the fullest extent permitted by applicable law, for all losses & liabilities (including claims by third party) arising as a result of litigation or other proceeding related to the entering into and/or performance of the transactions and/or as a result of any breach by the Customer of its representations and undertakings as contained herein and/or due to any action taken by the Bank pursuant to such sanctions.

Foreclosure due to takeover Additional Events of Default (EODs)

•   Foreclosure of the working capital facilities availed, prior to their expiry date or extended date, by way of takeover by another lender, shall attract penal charge of 2% on the limits sanctioned by the Bank.

• Breach of sole banking condition
• Company falling short of projections for FY 23 (Sales/ PBDIT) by more than [***]

• AGTBS’s ATNW falling below Rs.[***] crs any time during the tenor of the Bank loan.

• Debt/Equity for AGTBS exceeding 1 any time during the tenor of the Bank loan.

• Less than 90% of the topline being routed through KMBL

• Loans to group Companies in the form of equity or preference shares from ATGBS in to other entities of the Group.

•   Venu Raman Kumar & family and PA Sudhir (individually/jointly) dilutes shareholding (directly/ indirectly) below 51% in ATG Business Solutions Pvt. Ltd and cedes to have effective management control and ownership in ATG Business Solutions Pvt Ltd

Processing Fees	As mutually agreed between the Bank and the Borrower

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ATG BUSINESS SOLUTIONS PRIVATE LIMITED

Penalty Clauses
Type	Deadline	Penalty Amount (For the delayed period beyond the deadline) (GST shall be additionally payable on bank charges, other than interest)
Audited Annual Report	8 months from close of financial year	Rs.5000/- per month till the audited financials are submitted

Provisional unaudited financials	3 months from close of financial year	Rs.5000/- per month till the provisional financials are submitted

Overdue Charges/ Default/ Penal Rate	All amounts unpaid on due date	Amounts unpaid on due date shall attract interest at 2.00% p.m., compounded monthly.

Monthly/ Quarterly customer wise Sales Statements	15 days from end of month/ quarter	Rs.2000/- in the subsequent month & Rs.5000/- per month from the next month till the stmt is submitted

Quarterly results/ Any other format of quarterly reporting prescribed by the Bank	Quarterly results: 30 days from end of quarter	Rs.2000/- in the subsequent month & Rs.5000/- per month from the next month till the stmt is submitted

Monthly Book Debt Statements	15 days from end of month or as stipulated by the consortium	Rs.2000/- in the subsequent month & Rs.5000/- per month from the next month till the stmt is submitted

Insurance Policy/ Cover Note	Cover note: 15 days from expiry of existing policy; Renewed policy: 30 days from expiry of existing pol- icy	Rs.5000/- per month until the policy is submitted

ADDITIONAL INTEREST FOR UN-HEDGED FOREIGN CURRENCY EXPOSURES:

Status	UFCE declarations/ annual certification deadline	Likely loss/EBID ratio	Additional interest for recovery of prov.	Additional interest for recovery of capital

Submitted	Within 2 months from the end of the applicable period	[***]		Nil
Nil
Nil
Nil

0.25% p.a. (on quarter end incremental RWA)
Not-submitted / delay in submission	Annual UFCE certificate from the Statutory Auditor: 8 months from close of financial year

0.25% p.a. (on quarter end incremental RWA)

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ATG BUSINESS SOLUTIONS PRIVATE LIMITED

Schedule of Charges			Timing of charge
Type		Charges	recovery
Solvency Certificate	As per Borrower’s request	INR 10,000/- per certificate. It is agreed and understood by the Borrower that issuance of a solvency certificate shall be at the absolute and sole discretion of the Bank and the Bank may refuse issuance of such certificate in exercise of its discretionary right.	At the time of issue

Adhoc Set up charges (for adhoc cases)	Digital Execution	INR 12,500/- for every request made by the Borrower	Prior to limit loading
	Physical Execution	INR 1,00,000/- for every request made by the Borrower

Change of Security of Mutual funds and other liquid securities	As per Borrower’s request	INR 10,000/- per request	At the time of request of such change

For Standard documentation	Digital Execution	INR 5,000/- for every enhancement	Prior to Limit Loading

Enhancement documentation charges	Physical Execution	INR 1,00,000/- for every Enhancement

Extension of time-line for security creation		INR 10,000/- for each extension request	At the time of PDF extension in the system

NOC Issuance	As per Borrower’s request	INR 5,000/- per NOC	At the time of issue of NOC

ROC Search Report		INR 1250/- for each report	Enhancement – before disbursement and for existing Account at the time of each renewal sanction acceptance

Ref. No.: ECOM/22052023/81028		Page 13 of 16
ATG BUSINESS SOLUTIONS PRIVATE LIMITED

List Of Documents
Sr No	Document Type
1.	Duly accepted Sanction Letter signed by authorised signatory/ies of the Borrower

2.	Board Resolution to avail the facilities granted by the Bank, and authorizing signatories to execute documents Board Resolution or suitable equivalent authorisation document of the Corporate Guar-

3.	antor for giving the guarantee. The authorisation document may be mutually finalised between the Borrower and the Bank

4.	Certified and dated True Copy of Memorandum of Association and Articles of Association (MOA/AOA) (Applicable in case of modifications else the confirmation that there is no change)

5.	MOA AOA of the Corporate Guarantor

6.	CS Certificate u/s 185

7.	Supplemental Master Facility Agreement along with related Schedules and Annexures

8.	Supplemental Deed of Hypothecation

9.	Shareholders Resolution u/s 186

10.	KYC Documents of Signatories

11.	Request Letter

12.	End Use Certificate

13.	PSL certificate

14.	Any other documents as prescribed by the bank from time to time

Ref. No.: ECOM/22052023/81028		Page 14 of 16
ATG BUSINESS SOLUTIONS PRIVATE LIMITED

ANNEXURE – II - ATG BUSINESS SOLUTIONS PRIVATE LIMITED

Clarification on Identification of Special Mention Accounts (SMA) / Non Performing Asset (NPA)

In case of Term Loans

•   If due date of a loan account is March 31, 2021, and full dues (interest / principal instalment / EMI) are not received by Kotak Mahindra Bank Limited (Bank) before day-end of March 31, 2021, the account will be considered as overdue with reference to due date and will be tagged as SMA 0. If the account continues to remain overdue and all dues are not regularised by April 30, 2021, then the account gets tagged as SMA-1 as on April 30, 2021 i.e. upon completion of 30 days of being continuously overdue. If the account continues to remain overdue, account gets tagged as SMA- 2 as of May 30, 2021 and if continues to remain overdue further, accounts gets classified as NPA at day end on June 29, 2021.

* The date(s) mentioned hereinabove are for illustrative purpose only.

In case of Cash Credit (CC)/ Overdraft (OD)/ Dropline Overdraft (DLOD) Account(s)

i.   In a CC or OD or DLOD account, if outstanding balance remains continuously in excess of the sanctioned limit or drawing power, whichever is lower, for a period of more than 30 days -say from March 31, 2021, the account gets tagged as SMA 1 as of April 30, 2021 i.e. upon completion of 30 days of being continuously in excess. If the account continues to be remain continuously in excess, the account gets tagged as SMA-2 on May 30, 2021. If the account continues to remain in excess, account gets classified as NPA at day end of June 29, 2021.

ii.  In addition to (i) above, a CC or OD or DLOD account may get classified as NPA if outstanding balance in the account is less than the sanctioned limit/drawing power but there are no credits continuously for 90 days or the outstanding balance in the CC/OD account is less than the sanctioned limit/drawing power but credits are not enough to cover the interest debited during the previous 90 days period.

For example , if there are no credits continuously for 90 days say from March 31, 2021 to June 29, 2021 or credits are not enough to cover the interest debits between March 31, 2021 to June 29, 2021 , the account gets classified as NPA as of June 29, 2021 at day end.

* The date(s) mentioned hereinabove are for illustrative purpose only.

Other types of credit facilities (excluding Agricultural crop loans)	• In case of credit facilities like Bills discounting / Invoice Finance, if the bill/invoice is unpaid beyond the due date for payment, it is considered as overdue.

•   In case of Working Capital Demand Loan (WCDL), other demand loans and short term bullet repayment loans, if the loan and/or interest thereon is unpaid beyond the due date for payment, it is considered as overdue.

• In case of Letter of Credit (LC) devolved / Bank Guarantee (BG) / Standby Letter of Credit (SBLC) invoked, from such devolvement / invocation date, the overdue period is reckoned.

•   In case of forward contract or derivative transaction, if the receivables representing positive mark-to-market value of a derivative contract are unpaid beyond specified due date for payment, it will be considered as overdue.

•   For past due/overdue credit facilities as above, SMA-0 / SMA-1 / SMA-2 / NPA classification will be made depending on length of overdue period. For Example: Say, the borrower was obliged to make the subject payment as above (including interest / overdue penal interest thereon) to

Ref. No.: ECOM/22052023/81028		Page 15 of 16
ATG BUSINESS SOLUTIONS PRIVATE LIMITED

Clarification on Identification of Special Mention Accounts (SMA) / Non Performing Asset (NPA)

the Bank on 31st March 2021. If it remains unpaid, the borrower becomes SMA-0 from 31st March 2021 onwards for up to 30 days overdue, i.e. till 29th April 2021. If it continues to remain overdue as on 30th April 2021, it will be classified as SMA-1 from 30th April 2021. It remains in such SMA-1 status for cumulative overdue of 60 days, i.e. till 29th May 2021. If the overdue continues beyond 60 days (i.e. beyond 29th May 2021), from 30th May 2021 it is classifiable as SMA-2 till cumulative overdue up 89 days, i.e. till 28th June 2021. After completion of 90 days overdue period, i.e. as by day end of 29th June 2021, the borrower will be classified as NPA till the overdue is fully cleared.

Please take note that Special Mention Accounts (SMA) / Non Performing Asset (NPA) reporting is done at Borrower level as per the applicable regulatory guidelines and thus, overdue in any one account of the Borrower will result in reporting of the Borrower as SMA or NPA as the case may be.

•   Grant of concessions to borrower who is under ‘financial difficulty’ as per norms specified by RBI; extension of DCCO period of project loans beyond RBI stipulated period, will be classified as restructured. Restructured accounts are classifiable as NPA as per RBI stipulations, whether or not there is any overdue amount pending to be paid by the borrower.

Ref. No.: ECOM/22052023/81028		Page 16 of 16
ATG BUSINESS SOLUTIONS PRIVATE LIMITED